77Q1(a)

Effective February 22, 2010,
the Registrant's Board of Trustees
adopted amendments to its bylaws
which amend the provisions relating
to the timeliness of shareholder
nominations of individuals for
election to the Registrant's Board
of Trustees and the proposal of other
business to be considered by the
Registrant's shareholders at annual
meetings of shareholders.  A copy
of the Registrant's amended bylaws,
dated February 22, 2010, was included
as an exhibit to the Registrant's
Form N-SAR for the fiscal year ended
December 31, 2009 and filed with the
Commission on February 26, 2010.